WEBORDER REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "Agreement") is made and entered into as of March 23, 2000 by and among Netopia, Inc., a Delaware corporation ("Netopia"), and the persons and entities listed on Exhibit A attached hereto (the "Stockholders," and each individually a "Stockholder"), each of whom immediately prior to the effective time of the Merger (defined below) was a stockholder of WebOrder, a California corporation ("WebOrder").

                                   BACKGROUND

      A. WebOrder, Netopia and WO Merger Corporation, a Delaware corporation ("Sub") and a wholly-owned subsidiary of Netopia, have entered into an Agreement and Plan of Reorganization dated as of February 22, 2000 (the "Plan"), pursuant to which WebOrder shall merge with and into Sub in a forward triangular merger (the "Merger"), with Sub to be the surviving corporation. The capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given them in the Plan.

      B. As a condition to the consummation of the Merger, the Plan provides that each Stockholder who executes and delivers this Agreement shall be granted certain registration rights with respect to those shares of Common Stock, $0.001 par value of Netopia ("Common Stock") issued to such Stockholders in the Merger, on the terms, and subject to the conditions and limitations set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

Section 1.  Incidental Registration Rights

      1.1 Definitions. For the purposes of this Agreement, the following words shall have the meanings set forth below:

            "Company" means Netopia.

            "Holder" means any Stockholder owning of record at the time in question, Registrable Shares and any Person to whom Holder's registration rights hereunder are validly transferred and assigned pursuant to the provisions of this Agreement.

            "Person" includes an individual, partnership, trust, corporation, limited liability company, joint venture, association, government, government bureau or agency or other entity of whatsoever kind or nature.

            The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

            "Registrable Stock" means (x) the shares of Common Stock issued pursuant to the Plan, and (y) any shares issued or issuable with respect to the securities identified in clause (x) above by reason of a stock dividend or stock split or in connection with a combination of shares of Common Stock, merger, consolidation or other reorganization. Each share of Registrable Stock shall cease to be Registrable Stock when transferred pursuant to a registered public offering or which is transferred, or which in the reasonable opinion of Netopia may be transferred without volume restrictions, pursuant to Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended.

      1.2   Incidental Registration.

            (a) If the Company at any time proposes to register on a firmly underwritten public offering basis any of its shares of Common Stock to be offered for cash for its own account pursuant thereto (other than a registration requested pursuant to registration rights held by other shareholders, a registration relating to employee benefit plans or agreements or a registration relating to a transaction described in Rule 145 promulgated under the Securities Act and excluding any registration involving any convertible debt or equity securities), it shall give written notice (the "Company's Notice"), at its expense, to all holders of Registrable Stock of its intention to do so at least 15 days if practicable, but in all events at least 10 days, prior to the filing of a registration statement with respect to such registration with the Commission. If any holder of Registrable Stock desires to dispose of all or part of such stock, it may request registration thereof in connection with the Company's registration by delivering to the Company, within eight (8) days after delivery of the Company's Notice, written notice of such request (the "Holder's Notice") stating the number of shares of Registrable Stock that Holder desired to be included in the registration. The Company shall use its best efforts to cause all shares of Registrable Stock specified in the Holder's Notice to be registered under the Securities Act so as to permit the sale or other disposition by such holder or holders of the shares so registered, subject however, to the limitations contained in this Agreement.

            (b) Notwithstanding anything to the contrary herein, Netopia shall have no obligations pursuant to this Section 1 with respect to any shares of Registrable Stock proposed to be sold by a Holder in a registration pursuant to
Section 1.2 if, in the reasonable opinion of counsel to Netopia, all such shares of Registrable Stock proposed to be sold by a Holder may be sold without registration under the Securities Act pursuant to Rule 144 under the Securities Act (assuming, for this purpose, that if "current public information" (as defined in Rule 144 (c) of the Commission under the Securities Act) is available with respect to the Company as of the date of such opinion, it will remain so available).

      1.3   Limitations on Incidental Registration.

            (a) The Company shall have the right to limit the aggregate size of the offering or the number of shares of Registrable Stock to be included therein by the Holders, if requested to do so in good faith by the managing underwriter(s) of the offering; provided, however, that in no event shall the amount of securities of a selling Holder included in the


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

offering be reduced below twenty percent (20%) of the total amount of securities that the Holder requested to be included in the offering. Only securities which are to be included in the underwriting may be included in the registration.

            (b) Whenever the number of shares of Registrable Stock which may be registered hereunder is limited by the provisions of paragraph (a) above, the Company will include in such registration, (i) first, the securities the Company proposes to sell, and (ii) second, on a pro rata basis (based on the number of shares held) shares requested to be sold by Holders of Registrable Stock and other stockholders requesting inclusion of shares in the registration, to the extent that such treatment is not inconsistent with or does not otherwise conflict with or require consents or waivers under other contractual registration rights (in which case shares of Registrable Stock shall first be excluded).

            (c) Notwithstanding anything to the contrary contained in this Section, the Company may decide, in its sole and absolute discretion, not to proceed with or to discontinue any registration commenced or proposed to be commenced hereunder.

      1.4   Registration Procedures.

            (a) If and when the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of shares of Registrable Stock, the Company shall:

                  (1) furnish to each holder of shares of Registrable Stock selling shares in the registration (a "Prospective Seller") such number of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents, as the Prospective Seller may reasonably request in order to facilitate the public sale or other disposition of the shares of Registrable Stock owned by it;

                   (2) use its best efforts to cause all such Registrable Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed.

            (b) It will be a condition precedent to the obligations of Netopia to register any shares of Registrable Stock pursuant to this Agreement that Holder furnish to Netopia and the underwriters for inclusion in the registration statement (and prospectus included therein) such information regarding Holder and the Registrable Shares and the intended method of disposition of such securities as Netopia or the underwriters may reasonably request.

            (c) The Prospective Sellers shall not (until further notice) effect sales of the shares of Registrable Stock covered by the registration statement after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.

      1.5 Expenses of Registration. The expenses incurred in effecting any registration requested pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by any such registration, and the fees and disbursements up to $15,000 of one counsel for all of the selling


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

stockholders selected by them with the approval of the Company, which approval shall not be unreasonably withhheld ("Registration Expenses"), shall be borne by the Company; provided, however, that each Prospective Seller shall bear its own legal expenses if it retains separate counsel other than as described in the preceding clause of the sentence, and all underwriting discounts or brokerage fees or commissions relating to the sale of its Registrable Stock.

      1.6 Indemnification and Contribution. (a) The Company shall indemnify each Holder who sells Registrable Stock in a registration ("Selling Stockholder") (and each person, if any, who controls such Selling Stockholder) against all losses, damages, expenses and liabilities ("Losses") arising out of or based on any claim, action or proceeding arising out of or based on untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to the offering, or any omission (or alleged omission) to state a material fact required to be stated or necessary to make the statements contained in any such document not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company (a "Claim"), and shall reimburse such Selling Stockholder (and each person, if any, who controls such Selling Stockholder) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such Claim; provided, however, that the Company shall not be liable to the extent that any Claim arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Selling Stockholder specifically for use in such document.

            (b) Each Selling Stockholder shall indemnify the Company and its officers and directors against all Losses arising out of or based on any Claim, and shall reimburse the Company and its officers and directors for any legal and any other expenses reasonably incurred in connection with investigating or defending any such Claim; provided, however, that such statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by such Selling Stockholder specifically for use in such document. In no event shall the liability of a Selling Stockholder exceed the net amount received by such Selling Stockholder upon the sale of Registrable Stock pursuant to such registration.

            (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Claim, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless the indemnified party has been advised in writing by counsel that a conflict of interest between such indemnified and indemnifying parties is reasonably likely to exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense of the claim, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless the


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

indemnified party has been advised in writing by counsel that a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim and the indemnified party notifies the indemnifying party of such advice and the basis therefor. No indemnifying party shall be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Claim.

            (d) If the indemnification provided for in this Section is held to be unavailable by a court of competent jurisdiction to an indemnified party in respect of any Claims, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party in connection with such Claims, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Selling Stockholder, on the other hand, in connection with the statements or omissions which resulted in such Claims, as well as any other relative equitable considerations. The relative fault of the Company, on the one hand, and of such Selling Stockholder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such Selling Stockholder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

      1.7 Market Stand-Off Agreements. Each Holder hereby agrees that, without the prior written consent of the managing underwriters (the "Underwriters") of a firm commitment underwritten public offering of securities by Netopia in which such Holder participates after the date of this Agreement (the "Public Offering"), and except for any securities sold by the Holder in such Public Offering, Holder will not, during the period commencing on the date on which Netopia notifies such Holder of its intention to effect such a Public Offering (but only if the Holder actually participates as a selling stockholder in the Public Offering) and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall apply only to the first Public Offering completed after the date hereof and only if the Holder actually participates as a selling stockholder in the Public Offering, and shall not apply to (a) the sale of any Shares to the Underwriters pursuant to any underwriting agreement entered into in connection with the Public Offering, or
(b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, Holder agrees that, without the prior written consent of the Underwriters, Holder will not, during the period commencing on the date the registration statement relating to the Public Offering is filed and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, if Holder is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided further, if Holder is a partnership, it may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, and any partner who is an individual may transfer such shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any transfer pursuant to this paragraph, each transferee shall execute an agreement, satisfactory to the Underwriters, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

      1.8 Limitations on Registrations of Shares of Registrable Stock. The Company shall not be required to effect any registration of Shares of Registrable Stock if it shall deliver to each selling Stockholder an opinion of counsel to the effect that all Shares of Registrable Stock held by such selling Stockholder may be sold immediately in the public market without registration under the Securities Act and any applicable state securities laws.

Section 2.  Assignment and Amendment.

      2.1 Assignment. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a holder to a transferee or assignee of all of such Holder's Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee of assignee is restricted under the Securities Act. Otherwise, the rights of a Holder under this Agreement may be assigned only with Netopia's express prior written consent, which may be withheld in Netopia's sole discretion; provided, however, that the rights of a Holder under this Agreement may be assigned without Netopia's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, provided that any assignee described in this sentence agrees in writing to be bound by all the obligations of the Holders under this Agreement. Any attempt to assign any rights of a

Holder under this Agreement without Netopia's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in this Agreement by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "Permitted Assignees" of a Holder for purposes of this Section 2: (a) a trust whose beneficiaries consist solely of such Holder or such Holder's immediate family;
(b) the personal representative (such as an executor of such Holder's will), custodian or conservator of such Holder, in the case of the death, bankruptcy or adjudication of incompetency of such Holder; (c) partners of such Holder (if such Holder is a partnership); or (d) another Holder or the Permitted Assigns of another Holder.

      2.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Netopia and Holders holding a majority of the aggregate number of outstanding shares of Registrable Stock held by all Holders at the time of such amendment or waiver. Any amendment or waiver effected in accordance with this
Section 2.2 shall be binding upon each Holder, each Holder, each permitted successor or assignee of such Holder or Holder and Netopia; provided, however, that any such amendment or waiver shall not increase the obligation of any Holder without the specific written consent of such Holder.

Section 3.  Miscellaneous

      3.1 Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered, one business day after transmission by telecopier with confirmation of receipt, three (3) days after mailing if sent by mail, and one (1) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

      If to Netopia:         Netopia, Inc.
                             2470 Mariner Square Loop
                             Alameda, CA 94501
                             Attention:  David A. Kadish
                             Fax Number:  (510) 814-5021


      With a copy to:        Fenwick & West LLP
                             Two Palo Alto Square
                             Palo Alto, California 94306


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

                                Attention:  C. Kevin Kelso
                                Fax: (650) 494-1417

   If to the Representative:    Ms. Katie Peterson
                                160 Wortham Court
                                Mountain View, CA 94040

   With a copy to:              Venture Law Group
                                2775 Sand Hill Road
                                Menlo Park, CA 94025
                                Attention:  Craig Johnson, Esq.
                                Fax: (650) 233-8386

If to a Holder, at such Holder's address as set forth on Exhibit A hereto.

      3.2 Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

      3.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware except for those provisions governing conflict of laws, notwithstanding that one or more of the parties to this Agreement is now, or may hereafter become, a resident or citizen of a different State. Each party irrevocably consents to the exclusive jurisdiction and venue of the state and federal courts for Alameda County, California in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default of this Agreement, or otherwise arising under or by reason of this Agreement, and agrees that service of process in any such action may be effected by the means provided in this Agreement for delivery of notices.

      3.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

      3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

      3.6 Successors And Assigns. Subject to the provisions of Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

      3.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

      3.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      3.9 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

      3.10 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

      3.11 Effectiveness of Agreement. Regardless of when signed, this Agreement will not become effective or binding unless and until the Effective Time of the Merger.

                 [Remainder of this page intentionally left blank]


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

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first written above.

NETOPIA, INC.

By:

Name:  David A. Kadish

Title: Vice President, General Counsel and Secretary

STOCKHOLDERS

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              [Signature Page To Registration Rights Agreement]


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Exhibit A
---------

                            SCHEDULE OF STOCKHOLDERS

           Name and Address                    No. of Shares of
           ----------------                    ----------------
                                               Registrable Stock
                                               -----------------





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